UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Dated November 3, 2010
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
The Company entered into a purchase agreement dated as of October 29, 2010, with ARGO SpA to acquire the remaining 50% of Laverda SpA. The purchase price is €65 million. The purchase agreement contains customary representations, warranties and closing conditions for this type of transaction. AGCO will own 100% of Laverda SpA, which includes the hay equipment business of Fella-Werke GmbH, once the approvals of relevant local competition authorities have been obtained and closing occurs. The Company expects the purchase to close in December 2010. A press release announcing the purchase agreement is attached hereto as Exhibit 99.1.

Item 9.01.	Exhibits.
The following exhibit is filed with this report:

99.1	Press release dated November 3, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

Dated: November 3, 2010

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 3, 2010.